EXHIBIT 10 (a)

   Fifth Amendent and Modification To Amnended And Restated Loan and Security
             Agreement and Amendent to Collateral Pledge Agreement
                                 by and between

               RCM Technologies, Inc. and All of Its Subsidiaries

                                      with

       Citizens Bank of Pennsylvania, as Administrative Agent and Arranger

                                       And

              Each of the Financial Institutions Now and Hereafter
                 Shown on the Signature Pages Hereof as Lenders

                          Dated: As of August 07, 2006

            FIFTH AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED
    LOAN AND SECURITY AGREEMENT AND AMENDMENT TO COLLATERAL PLEDGE AGREEMENT


         This FIFTH AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND AMENDMENT TO COLLATERAL PLEDGE AGREEMENT ("Amendment") is dated as of August 07, 2006, by RCM TECHNOLOGIES, INC. ("RCM"), and ALL OF ITS SUBSIDIARIES A PARTY HERETO (collectively referred to as "Borrower"), CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.), a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger (the "Agent"), and CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.), in its capacity as Lender ("Citizens"), and SUNTRUST BANK (formerly known as SUNTRUST BANK ATLANTA), in its capacity as documentation agent and lender ("Suntrust"), (Citizens and SunTrust individually each being a "Lender" and collectively referred to as "Lenders").

                                   BACKGROUND

A. Pursuant to the terms of a certain Amended and Restated Loan and Security Agreement dated as of May 31, 2002, between Borrower (other than Soltre Technology, Inc., a Delaware corporation (the "New Borrower")), Lenders and Fleet National Bank, as amended by a certain Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, as further amended by a certain Second Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of February 26, 2003, a certain Third Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of October 1, 2003, and a certain Fourth Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of July 27, 2004 (collectively, the " Loan Agreement"), Lenders have made available to Borrower a revolving line of credit in the aggregate amount of $25,000,000.00 (the "Revolving Credit"). (The subsidiaries of RCM a party to this Amendment, other than the New Borrower, are at times referred to herein as the "Existing Borrowers").

B. In connection with the Loan Agreement, RCM, RCMT Delaware, Inc. and Agent entered into a certain Collateral Pledge Agreement dated May 31, 2002 pursuant to which RCM and RCMT Delaware, Inc., granted to the Lenders a first priority security interest in the Collateral (as defined therein) (the "Pledge Agreement").

C. The Revolving Credit is evidenced by certain Third Amended and Restated Revolving Credit Notes dated October 1, 2003, from Borrower to Lenders in the aggregate amount of $25,000,000.00 ("Revolving Credit Notes").

D. RCM owns all of the equity interests of the New Borrower and pursuant to the terms of the Loan Agreement, the New Borrower is required to become a "Borrower" under the Loan Agreement and the other Loan Documents, and RCM is required to pledge to the Lenders its equity interest in Soltre as additional Collateral. In recognition of the benefits and privileges under the Loan Documents, the New Borrower has also requested that it be permitted to join in the Loan Documents as if an original signatory thereto. In light of the terms of the Loan Agreement and the fact that the New Borrower desires to become a party to the Loan Documents, the Existing Borrowers, the New Borrower, the Agent and the Lenders have agreed to add the New Borrower as a "Borrower" under the Loan Agreement, subject to the terms and conditions herein.

E. Borrower has requested that Lenders extend the term of the Revolving Credit Notes and modify certain terms and covenants contained in the Loan Agreement and Pledge Agreement, and Lender has agreed to extend the term of the Revolving Credit Notes and modify those certain terms and covenants, subject to the terms and conditions of this Amendment.

F. All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Loan Agreement. The following amendments and modifications shall be made to the Loan Agreement and shall be effective upon execution hereof:

a. Paragraph B of the "Background" Section of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                           B. The Borrower has requested that the Lenders agree
                  to amend and restate the Original Loan Agreement in its entirety to, among other things (1) amend the Original Revolving Credit Facility to provide for a revolving credit facility having a maximum limit of $25,000,000.00 (including a sublimit of $5,000,000.00 under such revolving credit facility for the issuance of trade and standby letters of credit), and
                  (2) delete all references to the Retiring Lenders.

b. Certain definitions contained in Section 1.1 of the Loan Agreement shall be amended, deleted and/or added as follows:

(i) Borrowing Base shall be deleted in its entirety.

(ii) Eligible Accounts shall be deleted in its entirety.

(iii) Revolving Credit Limit shall be deleted in its entirety and replaced as follows:

                    Revolving Credit Limit - $25,000,000.00.

(iv) The first paragraph of the definition of "Applicable LIBOR Rate Margin" shall be deleted in its entirety and replaced as follows:

                                    Applicable LIBOR Rate Margin - The amount to be added to the applicable LIBOR Rate to determine the applicable LIBOR Based Rate for all amounts outstanding under the Loans which bear interest to the LIBOR Based Rate, which amount shall be determined in accordance with the ratio of the Borrower's Total Funded Debt to EBIDTA as set forth in the following matrix:

                                     Total Funded                        Applicable LIBOR Rate Margin
                                     -------------                       ----------------------------
                                     Debt to EBITDA
                                     --------------
                                     >2.25x                              225 b.p.
                                     -
                                     >1.75x and <2.25x                   175 b.p.
                                     -
                                     > 1.25x and <1.75x                  150 b.p.
                                     -
                                     <1.25x                              125 b.p.

(v) The first paragraph of the definition of "Letter of Credit Applicable Margin" shall be deleted in its entirety and replaced as follows:

                                    Letter of Credit Applicable Margin - The amount determined in accordance with the ratio of the Borrower's Total Funded Debt to EBITDA as set forth in the following matrix:

                                   Total Funded                            Letter of Credit Applicable Margin
                                   ------------                            ----------------------------------
                                   Debt to EBITDA
                                   --------------
                                   >2.25x                                  2.25% per annum
                                   -
                                   >1.75x and <2.25x                       1.75% per annum
                                   -
                                   > 1.25x and <1.75x                      1.50% per annum
                                   -
                                   <1.25x                                  1.25% per annum

(vi) Minimum Tangible Net Worth shall be deleted in its entirety and replaced as follows:

                                    Minimum Tangible Net Worth - Borrower's
                                    consolidated Tangible Net Worth shall not be less than $33,498,000.00 as of December 31, 2005, plus fifty percent (50%) of quarterly Net Income thereafter (with no credit for losses).

(vii) Majority Lenders shall be deleted in its entirety and replaced as follows:

                                    Majority Lenders -

                                    (i)     So long as Citizens holds 60% and
                                            SunTrust holds 40%, respectively, of
                                            the aggregate amount of the
                                            Revolving Credit Facility Pro Rata
                                            Shares:

                                            At any time while no Loans are
                                            outstanding hereunder, the Lenders
                                            holding one hundred percent (100%)
                                            of the aggregate amount of the
                                            Revolving Credit Facility Pro Rata
                                            Shares at such time, and at any time
                                            while Loans are outstanding
                                            hereunder, the Lenders holding one
                                            hundred percent (100%) of the
                                            outstanding aggregate principal
                                            amount of the Loans hereunder.

                                    (ii)    Otherwise:

                                            At any time while no Loans are
                                            outstanding hereunder, the Lenders
                                            holding at least sixty percent (60%)
                                            of the aggregate amount of the
                                            Revolving Credit Facility Pro Rata
                                            Shares at such time, and at any time
                                            while Loans are outstanding
                                            hereunder, the Lenders holding at
                                            least sixty percent (60%) of the
                                            outstanding aggregate principal
                                            amount of the Loans hereunder.

(viii) Revolving Credit Maturity Date shall be deleted in its entirety and replaced as follows:

                    Revolving Credit Maturity Date -- August 31, 2011.

c. The reference to "2,000,000.00" in section 2.1(e) of the Loan Agreement is hereby changed to "5,000,000.00".


d. The first sentence of Section 2.5(b) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                           (b) Unused Line Fee. So long as the Revolving Credit
Facility is outstanding and has
not been terminated pursuant to the terms hereof, the Borrower shall unconditionally pay to the Agent, for the benefit of the Lenders in accordance with their Pro Rata Percentages, a non-refundable fee (the "Unused Line Fee") based on the Borrower's financial condition, tested quarterly, as follows:

            Total Funded                                        Unused Line Fee
            ------------                                        ---------------
            Debt to EBITDA
            --------------
            >2.25x                                                25.0 bp
            -
            >1.75x and <2.25x                                     20.0 bp
            -
            > 1.25x and <1.75x                                    15.0 bp
            -
            <1.25x                                                12.5 bp


e. Sections 6.9(b) and 6.9(c) shall be deleted in their entirety and replaced as follows:

                                    (b) The Borrower shall not permit, in the aggregate, Capital Expenditures and/or purchase money financing (excluding Acquisitions) to exceed, in the aggregate, 5,000,000.00 in any rolling four quarter period.

                                    (c) The Total Funded Debt to EBITDA ratio shall at no time exceed a maximum of 2.50 x.

f. The reference to sixty (60) days in Section 6.10(a)(iv) of the Loan Agreement is hereby changed to "ninety (90) days".

g. Section 6.10(a)(viii) of the Loan Agreement is hereby deleted in its entirety.

h. The last sentence of Section 6.12 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

                                    "Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default, the Borrower shall not be required to reimburse the Agent for any such expense or audit; however, on or after an Event of Default, the cost of such audits and all such expenses shall be borne solely by the Borrower".

i. The reference to $1,000,000.00 U.S. Dollars in Section 6.19 of the Loan Agreement is hereby changed to "$1,500,000.00 U.S. Dollars".

j. Section 6.14 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                                    6.14 Acquisitions: All Acquisitions
                                    (regardless of whether such Acquisition is funded with the proceeds of any Loan hereunder), other than Acquisitions of the assets or stock of one Borrower (other than RCM), by another Borrower, must be approved by the Majority Lenders if Total Funded Debt to EBITDA of the Borrower (for the prior rolling two (2) quarters times two (2)) following such Acquisition exceeds 1.5x on a pro forma basis. Any Acquisition (regardless of whether such Acquisition is funded with the proceeds of any Loan hereunder) of an entity exhibiting negative EBITDA in the preceding 12 months must be approved by the Majority Lenders, unless such negative EBITDA is solely a result of excess distributions and/or excess compensation paid by such entity to its members, shareholders or equity owners (as determined by the Majority Lenders in their sole discretion). All Acquisitions shall be in the Borrower's same line or similar line of business and show historical and pro forma covenant compliance based on an adjusted historical financial basis, unless such non-compliance is solely a result of excess distributions and/or excess compensation paid by such acquired entity to its members, shareholders or other equity owners (as determined by the Majority Lenders in their sole discretion). The results of due diligence, including without limitation a review of the acquisition documents, shall be to the satisfaction of the Majority Lenders in their sole discretion. Notwithstanding anything herein to the contrary, any Acquisition shall have been approved by the Board of Directors or like governing body of the acquiree.

k. Section 6.18(a) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                                    (a) In the event that Leon Kopyt leaves his position as CEO and/or Chairman of the Board of Directors of RCM, Inc., the Borrower will obtain, within 180 days thereof, the written consent of the Majority Lenders with respect to any proposed replacement, which consent shall not be unreasonably withheld.

l. Section 7.6 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section.

                                    "Solely for purposes of this Section 7.6, any deferred portion of a purchase price which may be required to be paid by the Borrower in connection with a Permitted Acquisition, based on the performance of the acquired business following the Permitted Acquisition, shall not be considered "borrowed money".

m. Exhibits 5.3 and 5.10 of the Loan Agreement shall be deleted in their entirety and replaced with Schedule 1 hereto.

2. Joinder.

a. Upon the effectiveness of this Amendment, the New Borrower joins in, assumes the obligations of a Borrower under, adopts the terms of and becomes a Borrower under, the Loan Agreement. All references to Borrower contained in the Loan Documents are hereafter deemed, for all purposes, to refer to and include the New Borrower, and the New Borrower hereby agrees to comply, from and after the date hereof, with all of the terms and conditions of the Loan Documents as if they were original signatories thereto.

b. Without limiting the generality of the provisions of subparagraph (a) above;

(i) The New Borrower is liable, on a joint and several basis, along with all of the other Existing Borrowers for all Obligations incurred at any time by any one or more Existing Borrowers under the Loan Documents, as amended hereby or as the same may be hereafter amended, modified or supplemented; and

(ii) As a security for the payment of the Obligations, and satisfaction by the Borrower of all covenants and undertakings contained in the Loan Agreement and the other Loan Documents:

(A) The New Borrower hereby assigns and grants to the Agent, on behalf of the Lenders, a first lien on and security interest in, upon and to all of its Property and business assets, including without limitation to the following described Property (the "Collateral"):

(1) Accounts, Contracts, Rights, Etc. - All now owned and hereafter acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

(2) Inventory - All now owned or hereafter acquired, created or arising Inventory of every nature and kind, wherever located;

(3) Equipment - Except as set forth in Section 7.3(d) of the Loan Agreement, all now owned or hereafter acquired equipment, including without limitation machinery, furniture and fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

(4) General Intangibles - All now owned and hereafter acquired, created or arising general intangibles of every kind and description, including, but not limited, to all existing and future customer lists, telephone lists and directories, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, formulae, tax and other types of refunds, rights to or in employee or other pension, retirement or similar plans and any assets thereof, or any portion thereof, including without limitation refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies relating to the Collateral, computer information, software, records, data and except where the terms of same prohibit the grant of a security interest, contracts, contract rights, distributorship agreements, licenses and license agreements.

(5) Deposit Accounts and Related Property - All now existing and hereafter acquired or arising deposit accounts, investment accounts, commercial paper investment property, including investment securities, and certificates of deposit, of every nature wherever located, and all documents and records associated therewith;

(6) Property in Lender's Possession - All property, now or hereafter in the Agent's or any Lender's possession;

(7) Other Property - All other personal Property of such equity not described above whether now existing or hereafter acquired;

(8) Intercompany Notes - All Intercompany Notes; and

(9) Proceeds - The proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all the foregoing.

c. The New Borrower hereby covenants, confirms and agrees that, as security for the repayment of the Obligations, the Agent, for the benefit of the Lenders is hereby granted, and shall therefore have and continue to have, a continuing first priority lien on and security interest in all of the Collateral, all whether now existing or hereafter acquired, created or arising, and all proceeds thereof.

3. Pledge Agreement. The Schedule of Collateral attached to the Pledge Agreement shall be deleted in its entirety and replaced with Schedule 2 hereto.

4. Representations and Warranties. Borrower (on a joint and several basis) warrants and represents to Lenders that:

a. Prior Representations. By execution of this Amendment, each Existing Borrower reconfirms, and the New Borrower hereby represents and warrants that except as otherwise indicated on Schedule 1 hereto, all warranties and representations made to Lenders under the Loan Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects as of the date hereof (other than representations previously made as of a specific time), all of which shall be deemed continuing until all of the Obligations to Lenders are paid and satisfied in full. Lenders acknowledge that Borrower has notified Lenders of various lawsuits and claims referred in Note 14 to Borrower's financial statements included in Borrower's Form 10-Q for the period ending July 1, 2006. In the opinion of management and based upon the advice of counsel, the Borrower has meritorious defenses to the lawsuits and claims. However, if material adverse determinations on either the lawsuits or claims were to be rendered, such determinations will have a material adverse impact on the results of operations in the period of the respective charges as well as a material adverse impact on the financial position and liquidity of the Borrower.

b. Canadian Collateral. The Borrower's furniture, fixtures, inventory, equipment, intellectual property and leasehold improvements located in Canada do no have an aggregate net book value in excess of $1,500,000.00, U.S. Dollars.

c. Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers and (ii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

d. Valid, Binding and Enforceable. This Amendment and any other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles.

e. Costs. Upon execution hereof, Borrower shall pay all costs (including attorneys' fees of Lenders) attendant to this Amendment.

5. Increase in Revolving Credit Limit. The Borrower shall have the option (on a one time basis only) to increase the Revolving Credit Limit to an aggregate amount not to exceed $40,000,000.00, provided that (i) the Borrower provides to Agent forty-five (45) days prior written notice of its exercise of such option,
(ii) no Event of Default or Unmatured Event of Default has occurred and/or is continuing as of the date of such increase, (iii) the Borrower shall have received commitments from one or more existing Lenders and, if necessary, one or more new Lenders for such increase (with any new Lender to be reasonably acceptable to the Agent and the Borrower), (iv) the Agent shall have received a satisfactory legal opinion of counsel to the Borrower, and such agreements, amendments, and other documentation executed by the Borrower and its Affiliates as the Agent determines is necessary in its sole discretion to effectuate such increase, and (v) the Borrower shall pay a fee to the Agent (for the benefit of the Lenders in accordance with their pro rata percentages), equal to 10 b.p. of the amount of any such increase in the Revolving Credit Limit.

6. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Borrower acknowledges and agrees that, to its knowledge, it has no defenses, set-offs, counterclaims or deductions of any nature with respect to its obligations to Lender. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. The Loan Agreement and this Amendment shall be construed as integrated and complementary of each other, and augmenting and not restricting Lender's powers, rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.

7. Effectiveness Conditions. This Amendment shall become effective upon the full execution of this Amendment and the following:

a. Execution and delivery by each Borrower (including without limitation, the New Borrower), of a Fifth Amended and Restated Revolving Credit Note in favor of each Lender, for the total principal amount of such Lender's Revolving Credit Facility Pro Rata Share, which such note shall be in the form of Exhibit 2.1 of the Loan Agreement.

b. A Certificate of the Secretary or Assistant Secretary of RCM and the New Borrower, dated the date hereof, including resolutions duly adopted by the Borrower authorizing this Amendment;

c. Payment by Borrower of the Lender's legal fees attendant to this Amendment;
and

d. Delivery by Borrower of financing statement, tax, and judgment lien search results against the New Borrower;

e. Delivery by Borrower of copies of certificates of good standing for the New Borrower (dated not earlier than 30 days prior to the date hereof) from the office of the secretary of state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization.

f. Any other documents reasonably required by Agent or Lenders.

8. Post-Closing Condition. The Borrower agrees and covenants:

a. to provide within ten (10) days of the date hereof:

(i) Certificate of the Secretary or Assistant Secretary of the Borrower (other than RCM and the New Borrower), including resolutions duly adopted by the Borrower authorizing this Amendment;

(ii) Original Stock Certificate No. 9 of Soltre for 3,000,000 shares of common stock and an executed Irrevocable Stock Power for such shares of stock, which such Irrevocable Stock Power shall be in the form required under the Pledge Agreement.

(iii) Evidence reasonably satisfactory to Agent and Lenders that all of the preferred stock of Soltre heretofore issued has been redeemed by Soltre.

b. To promptly take such action as the Agent shall request in order to create and/or maintain a continuing first priority lien on the Borrower's Accounts where the related Account Debtor is domiciled in Canada.

9. Governing Law. This Amendment and all instruments, documents and agreements and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Pennsylvania.

10. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of the remaining provisions.

11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

12. Modification. This Amendment may not be modified, amended or terminated except by an agreement in writing executed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

BORROWER:                                        RCM TECHNOLOGIES, INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

                                                 CATARACT, INC.

                                                 By:___________________________

                                                 Name:_________________________
                                                  Title:_______________________

                                                 RCM TECHNOLOGIES (USA), INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

                                                 PROGRAMMING ALTERNATIVES
                                                  OF MINNESOTA, INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________


                                                 RCMT DELAWARE, INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________





                                                 RCM TECHNOLOGIES CANADA CORP.

                                                 By:___________________________

                                                 Name:________________________

                                                 Title:_______________________

                                                 BUSINESS SUPPORT GROUP OF
                                                 MICHIGAN, INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

                                                 SOLTRE TECHNOLOGY INC.

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________




AGENT:                                           CITIZENS BANK OF PENNSYLVANIA,
                                                 as Administrative Agent and
                                                 Arranger

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

LENDERS:
                                                 CITIZENS BANK OF PENNSYLVANIA,
                                                 as Lender

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________


                                                 SUNTRUST BANK, ATLANTA, as
                                                 Documentation Agent and Lender

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

                                   SCHEDULE 1


                         Revised Exhibits 5.3 and 5.10

                                   SCHEDULE 2

                             SCHEDULE OF COLLATERAL


         The following Collateral is hereby pledged by Pledgor and Pledgee pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

Company                                              Certificate No.                    Amount of Shares



RCMT Delaware, Inc.                                            1                            1,000

Business Support Group of Michigan, Inc.                       9                            50,000

                                                              10                                 3

Pinnacle Consulting, Inc.                                     12                           500,000

RCM Technologies Canada Corp.                                C-1                             2,000

Soltre Technology, Inc.                                        9                         3,000,000







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